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                                                                    EXHIBIT 99.1

NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

                        TUFCO TECHNOLOGIES, INC. REPORTS
                     RESULTS FOR THIRD FISCAL QUARTER 2003;

           CONTINUING POSITIVE TREND IN INCOME AND NEW ASSET START-UP

GREEN BAY, WI (August 13, 2003)--Tufco Technologies, Inc. (NASDAQ: TFCO), a leader in providing diversified contract manufacturing, specialty printing services and business imaging products today announced results for the third fiscal quarter and first nine months of its fiscal year. Previously reported results have been adjusted to reflect the Paint Sundries segment as discontinued operations. The Paint Sundries segment was disposed of on March 31, by way of sale, with an effective date of February 28, 2003.

In commenting on the quarter, Lou LeCalsey, the Company's President and CEO stated, "We continue our positive trend on income from continuing operations generated over the last three consecutive quarters, earning $.09 for the quarter and $.16 for the nine months. At the same time, with the sale of the Paint Sundries segment, we have delivered the strongest balance sheet in Tufco's history. Late in the third quarter we began production on our new wide-web flexographic press and also started production of disposable wet-wipe products under a new contract for our new nonwovens production line. We expect to see further improvements in profitability as we more fully utilize these assets going forward."


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For the third quarter of fiscal 2003, net sales from continuing operations were
$14.3 million, up 4.3% from third quarter 2002 sales from continuing operations of $13.7 million, and up 11.6% from this year's second quarter sales of $12.8 million. For the nine months, net sales from continuing operations increased 5.5% to $39.6 million from nine month sales from continuing operations for 2002 of $37.5 million.

Net income from continuing operations was $.428 million or $.09 per share for the third quarter of 2003 compared to $.882 million, or $.19 per share for 2002. For the nine months ended June 30, 2003 net income from continuing operations was $.747 million, or $.16 per share compared to $.665 million, or $.14 per share for the first nine months of fiscal 2002. During the 2003 third quarter, the Company absorbed $.16 million relating to closing Dallas corporate services. To complete the transition, the Company expects to incur approximately $0.3 million in the fourth quarter. Once completed, the move is expected to generate annual savings of $0.5 million.

Net income was $.370 million, or $0.08 per share for the June 30, 2003 quarter compared to $.778 million, or $0.17 per share for the comparable quarter last year. For the nine months, net income was $.282 million or $.06 per share for 2003 compared to a loss of $4.630 million ($1.00 per share) for the nine months ending June 30, 2002.

During the second quarter of 2003, the Company sold the assets and business of its Paint Sundries segment for $12.3 million and incurred a net loss of $.244 million (net of fees, expenses and taxes) on the transaction. That segment is being reported as discontinued operations and previously reported amounts for 2002 and year to date 2003 have been restated. Almost $8 million of the



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proceeds from the sale were used for debt reduction, reducing debt to $0.75 million. A portion of the proceeds have also been used to repurchase 35,500 shares of the Company's stock under a previously announced share repurchase program.

Last year's reported nine month results included a loss of $4.652 million resulting from the cumulative effect of an accounting change relating to the implementation of SFAS No.142.

Tufco, headquartered in Green Bay, Wisconsin, has manufacturing operations in Wisconsin and North Carolina.

INFORMATION ABOUT THE RESULTS REPORTED HEREIN, OR COPIES OF THE COMPANY'S QUARTERLY REPORTS, MAY BE OBTAINED BY CALLING THE CONTACT PERSON LISTED BELOW.

Management's discussion of the Company's 2003 quarterly periods in comparison to 2002, contains forward-looking statements regarding current expectations, risks and uncertainties for future periods. The actual results could differ materially from those discussed here. As well as those factors discussed in this report, other factors that could cause or contribute to such differences include, among other items, cancellation of production agreements by significant customers, material increases in the cost of base paper stock, competition in the Company's product areas, or an inability of management to successfully reduce operating expenses in relation to net sales without damaging the long-term direction of the Company. Therefore, the condensed financial data for the periods presented may not be indicative of the Company's future financial condition or results of operations.

Contact:          Michael B. Wheeler, VP and CFO
                  Tufco Technologies, Inc.
                  P.O. Box 23500
                  Green Bay, WI 54305-3500
                  (920) 336-0054
                  (920) 336-9041 (Fax)


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                            TUFCO TECHNOLOGIES, INC.
                                  Balance Sheet
                               (Amounts in 000's)


                                                       June 30,        September 30,
                                                        2003                2002
                                                     ------------      -------------
ASSETS

Cash & Cash Equivalents                              $      3,564      $        251
Restricted Cash                                                --               100
Accounts Receivable - net                                   6,215            11,121
Inventories                                                 4,248             6,585
Other Current Assets                                        2,268             1,710
                                                     ------------      ------------
     Total Current Assets                                  16,295            19,767

Property, Plant and Equipment - net                        14,883            16,305
Goodwill - net                                              7,212            10,345
Other Assets                                                  447               750
                                                     ------------      ------------
     Total                                           $     38,837      $     47,167
                                                     ============      ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Portion of Long-term Debt                    $        250      $        923
Accounts Payable                                            2,765             5,280
Accrued Liabilities                                         1,535             2,261
                                                     ------------      ------------
     Total Current Liabilities                              4,550             8,464

Long-term Debt - Less current portion                         500             5,234
Deferred Income Taxes                                         686               661

Common Stock and Paid-in Capital                           25,136            25,135
Retained Earnings                                           8,686             8,404
Treasury Stock and Stockholder Notes Receivable              (721)             (691)
Accumulated Other Comprehensive Loss, net of tax               --               (40)
                                                     ------------      ------------
Total Stockholders' Equity                                 33,101            32,808
                                                     ------------      ------------

     Total                                           $     38,837      $     47,167
                                                     ============      ============



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                            TUFCO TECHNOLOGIES, INC.
                 Condensed Consolidated Statements of Operations
               (Amounts in 000's except share and per share data)



                                                                         Three Months Ended                Nine Months Ended
                                                                              June 30,                          June 30,
                                                                        2003             2002             2003            2002
                                                                     -----------      -----------      -----------      -----------

Net Sales                                                            $    14,272      $    13,689      $    39,595      $    37,541

Cost of Sales                                                             11,919           10,941           34,202           32,185
                                                                     -----------      -----------      -----------      -----------

    Gross Profit                                                           2,353            2,748            5,393            5,356

SG&A Expense                                                               1,398            1,021            3,647            2,993
Employee Severance Costs                                                     163               --              210              209
Facility Restructuring Costs                                                  --               --               --              233
Property & Inventory Write Downs                                              --               --               --              311
Loss (Gain) on Asset Sales -Net                                               20                2               51              (27)
                                                                     -----------      -----------      -----------      -----------
Operating Income                                                             772            1,725            1,485            1,637

Interest Expense                                                             (11)            (104)            (188)            (364)
Other Income (Expense) -Net                                                  (24)              (2)             (17)              21
                                                                     -----------      -----------      -----------      -----------
Income from Continuing Operations

 Before Income Tax                                                           737            1,619            1,280            1,294

Income Tax Expense                                                           309              737              533              629
                                                                     -----------      -----------      -----------      -----------

Income From Continuing Operations                                            428              882              747              665

Loss From Discontinued Operations:
    Net Loss from Operations of Discontinued Segment, Net of Tax             (58)            (104)            (221)            (643)
    Net Loss from Sale of Discontinued Operations, Net of Tax                 --               --             (244)              --
                                                                     -----------      -----------      -----------      -----------

 Income Before Accounting Change                                             370              778              282               22

Cumulative Effect of Accounting Change                                        --               --               --           (4,652)
                                                                     -----------      -----------      -----------      -----------

Net Income (Loss)                                                    $       370      $       778      $       282      $    (4,630)
                                                                     -----------      -----------      -----------      -----------

BASIC EARNINGS (LOSS) PER SHARE:

  Income from Continuing Operations                                  $      0.09      $      0.19      $      0.16      $      0.14
  Net Loss from Operations of Discontinued Segment                         (0.01)           (0.02)           (0.05)           (0.13)
  Net Loss from Sale of Discontinued Operations                               --               --            (0.05)              --
                                                                     -----------      -----------      -----------      -----------
  Income before Accounting Change                                           0.08             0.17             0.06             0.01
  Cumulative Effect of Accounting Change                                      --               --               --            (1.01)
                                                                     -----------      -----------      -----------      -----------
  Net Income(Loss)                                                   $      0.08      $      0.17      $      0.06      $     (1.00)

DILUTED EARNINGS (LOSS) PER SHARE:

  Income from Continuing Operations                                  $      0.09      $      0.19      $      0.16      $      0.14
  Net Loss from Operations of Discontinued Segment                         (0.01)           (0.02)           (0.05)           (0.13)
  Net Loss from Sale of Discontinued Operations                               --               --            (0.05)              --
                                                                     -----------      -----------      -----------      -----------
  Income before Accounting Change                                           0.08             0.17             0.06             0.01
  Cumulative Effect of Accounting Change                                      --               --               --            (1.01)
                                                                     -----------      -----------      -----------      -----------
  Net Income(Loss)                                                   $      0.08      $      0.17      $      0.06      $     (1.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic                                                                  4,618,677        4,627,844        4,624,788        4,627,844
Diluted                                                                4,642,807        4,629,754        4,634,272        4,627,844